                                                                EXHIBIT  10.11


                             AGREEMENT OF SUBLEASE
                             ---------------------

     THIS AGREEMENT OF SUBLEASE is made as of the 26 day of October, 1998, by
                                                  --
and between AMP Incorporated, a Pennsylvania corporation ("Sublandlord"), having an office at 470 Friendship Road, Harrisburg, PA, and Sonic Systems, Inc., a California corporation ("Subtenant"), having an office at 575 North Pastoria Ave., Sunnyvale, CA 94086.

                                    WITNESS
                                    -------

     WHEREAS, by Agreement of Lease dated March 5, 1997, as amended (the "Lease") by and between Marie A. Batton, Trustee of the W.F. Batton Trust UTA dated January 12, 1988, as amended ("Landlord") and Sublandlord, Landlord leased to Sublandlord certain real property commonly referred to as 5400 Betsy Ross Drive, Santa Clara, California, consisting of approximately 3.5 acres of land together with the building (the "Building") and other improvements constructed thereon, as more particularly described in the Lease (the "Premises"). A copy of the Lease is attached hereto as Exhibit A and made a part hereof; and

     WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord a portion of the Premises on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

     1.   Subleasing of Subpremises.  Subject to the written consent of the
          -------------------------
Landlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord that portion of the Building containing approximately 7,914 usable square feet, as more particularly shown as the crosshatched area on the floor plan attached hereto as Exhibit B and made a part hereof (the "Subpremises"), upon and subject to all of the terms and conditions hereinafter set forth. Subtenant shall have the right, in common with others, to use: (i) the parking lot serving the Building for the parking of Subtenant's employees' cars on a first come, first serve basis, and (ii) Common Areas 1, 4, 6, 7, 8 and 9 as marked on Exhibit B. After obtaining the prior written consent of Sublandlord and Landlord which shall not be unreasonably withheld, Subtenant may, at its sole cost and expense, place a sign on the existing (or any replacement) monument sign at the Premises. At the end of this Sublease, Subtenant shall remove any such sign and restore the monument sign to its original condition.

     2.   Term.
          ----

     (a) The term (the "Term") of this Sublease shall commence on November 1, 1998 (the "Commencement Date") and shall continue for a period of thirty-four
(34) months, unless sooner terminated as hereinafter provided.

     (b) The parties acknowledge that Sublandlord, Subtenant and TekEdge Corporation ("TekEdge") have entered an agreement (the "Agreement") whereby, upon ninety (90) days' written notice to Sublandlord and Subtenant, TekEdge may claim the right to occupy the Subpremises as of September 1, 2000. The Agreement is attached hereto as Exhibit C. Provided TekEdge exercises such right and all the conditions set forth in the Agreement are satisfied, this Sublease shall terminate effective August 31, 2000.

     3.   Base Rent.
          ---------

          During the Term, Subtenant shall pay to Sublandlord, in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private, an annual fixed rent (the "Base Rent") calculated by multiplying the usable square footage of the Subtenant (7,914 SF) plus Subtenant's proportionate share of Common Areas 1, 4, 6, 7, 8 and 9 (832
SF) - a total rental area of 8,746 square feet (the "Rental Square Footage") -by the following amounts per square foot per month, payable in equal monthly installments:

                                                  Monthly Base Rent Rate
                                                  Per Rental Square Foot for
          Time Period                             Subpremises
          11/1/98-8/31/99                         $2.20

          9/1/99-8/31/2000                        $2.29

          9/1/2000-8/31/2001                      $2.38

All monthly installments shall be paid in advance on the first (1st) day of each month during the Term at the office of the Sublandlord, or such other place as Sublandlord may designate, without any setoff or deduction of any kind whatsoever. The first payment of Base Rent shall be due on the execution date of this Sublease.

     3A.  Rent Adjustment.

     (a) The following terms shall have the following meanings with respect to the provisions of this Section 3A:

          (i) "Subtenant's Pro Rata Share" shall mean that proportion of the Operating Expenses for any calendar year that equals the Rental Square Footage divided by the total number of rentable square feet in the Building. The parties agree that for the Term, Subtenant's Pro Rata Share shall be 14.25%.

          (ii) "Operating Expenses" shall:

               (A) Mean all operating expenses actually incurred of any kind or nature with respect to the Building as determined in accordance with generally accepted accounting principles and shall include, but not be limited to, all general and special real estate or ad valorem taxes or special assessments levied against the Building by any governmental or quasi-governmental authority or any taxes or assessments which shall be levied on the Building in lieu of or in addition to all or any portion of any such real estate taxes or assessments, or which shall be levied on the rentals of the Building (other than net income taxes), or which shall be levied on Sublandlord as a result of the use, ownership or operation of the Building; the cost of Building supplies; costs incurred in connection with all energy sources for the common areas of the Building such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer services; janitorial services; general maintenance and normal repair of the Building, including the heating and air conditioning systems of the Building; landscaping maintenance; maintenance, repair, striping and replacement of all parking areas furnished by

Sublandlord for use by tenants of the Building; the cost of rubbish removal, service contracts for the elevator, HVAC and alarm systems of the Building; the cost of such security guard and protection services as may be deemed reasonably necessary by Sublandlord; insurance in amounts and coverages determined by Sublandlord, including fire and extended coverage, rental interruption, sprinkler leakage, plate glass and public liability insurance (but Subtenant shall have no interest in such insurance or the proceeds thereof); labor costs incurred in the operation and maintenance of the Building, including wages and other payments, costs to Sublandlord of Workers' Compensation and disability insurance, payroll taxes and fringe benefits; professional building management fees; legal, accounting, inspection and consultation fees incurred in connection with the Building to the extent required by any governmental authority or any other inspection or consultation fees required for the normal prudent operation of the Building and not normally the responsibility of the managing agent; the cost of any capital improvements to the Building or of any machinery or equipment installed in the Building which is made or becomes operational, as the case may be, after the Commencement Date; all other common area costs and expenses relating to the Building and all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. If the Building is not fully occupied during any calendar year, the Operating Expenses for such year shall be adjusted to reflect the greater of: (a) actual occupancy; or (b) a ninety-five percent (95%) occupancy of the Building. If Sublandlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.

               (B) Expressly exclude Sublandlord's income taxes; leasing commissions; interest on debt or amortization payments on any mortgages or deeds of trust and rental under any ground or underlying leases or lease; advertising and promotional expenditures; costs occasioned by the act, omission or violation of any law by Sublandlord, any other occupant of the Building or their respective agents, employees, or contractors; costs occasioned by fire or other casualties for which insurance proceeds are received by Sublandlord or by exercise of power of eminent domain; costs of any renovation or improvement of any portion of the Building not made available for Subtenant's use; costs incurred in connection with negotiations or disputes with any other occupant of the Building; costs incurred in connection with the presence of any Hazardous Material (responsibility for such costs are addressed by other provisions of this Sublease); costs relating to the replacement of the structural elements of the Building or associated with utilities and services of a type not provided to Subtenant; any fee, profit or compensation retained by Sublandlord or its affiliates for management and administration of the Building in excess of the management fee which would be charged by a professional management service or operation of comparable projects in the vicinity of the Building; and any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided herein.

     (b) It is hereby agreed that during each calendar year of the term hereof, Subtenant shall pay to Sublandlord Subtenant's Pro Rata Share of the amount of any Operating Expenses. Beginning with the first calendar year in which this Sublease commences, the monthly rent to be paid by Subtenant to Sublandlord shall be increased by an amount equal to 1/12th of Subtenant's Pro Rata Share of the Operating Expenses for each calendar year, with an adjustment to be made between the parties at a later date as hereinafter provided. However, in computing the monthly rental for Subtenant's Pro Rata Share of the Operating Expenses for any calendar year, there shall be taken into account any prior increases in the monthly rent attributable to Subtenant's Pro Rata Share of the estimated increases in such Operating Expenses. As soon as practicable following the end of each calendar year during the term of this Sublease, Sublandlord shall submit to Subtenant a statement setting forth the exact amount of the increase, if any, in Subtenant's Pro Rata Share of the Operating Expenses for the calendar year just completed over Subtenant's Pro Rata Share of the Base Operating Expenses, and the difference, if any, between

Subtenant's actual Pro Rata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Subtenant's Pro Rata Share of the Operating Expenses (on which its rent was based) for such year. Prior to the end of each calendar year during the term hereof, Sublandlord shall submit to Subtenant a statement setting forth the amount reasonably estimated by Sublandlord as the increase, if any, in the Base Operating Expenses for the subsequent year and the amount of the increased monthly rent to be paid by Subtenant for such subsequent year computed in accordance with the foregoing provisions. It is to be understood and agreed that all estimating provisions as referenced above shall be computed on the basis of the Operating Expenses being adjusted as if the Building were not less than ninety-five percent (95%) occupied. To the extent that Subtenant's Pro Rata Share of the actual Operating Expenses for the period covered by such statement is different from the estimated increases upon which Subtenant paid rent during the calendar year just completed, Sublandlord shall pay to Subtenant, or Subtenant shall pay to Sublandlord, as the case may be, the difference within thirty (30) days following receipt of said statement from Sublandlord. In addition, with respect to the monthly rent, until Subtenant receives such statement, Subtenant's monthly rent for the new calendar year shall continue to be paid at the then current rate, but Subtenant shall commence payment to Sublandlord of the monthly installments of rent on the basis of the statement beginning on the first day of the month following the month in which Subtenant receives such statement. Moreover, Subtenant shall pay to Sublandlord, or shall receive a credit against the next installment due hereunder, as the case may be, on the date required for the first payment of rent as adjusted, the difference, if any, between the monthly installments of rent so adjusted and the monthly installments of rent actually paid during the new calendar year. In no event shall any adjustment hereunder result in a decrease in the Base Rent or additional rent payable pursuant to any other provision of this Lease (except escalation pursuant to this Section 3A), it being agreed that the payments under this Section 3A are an obligation supplemental to Subtenant's obligation to pay the Base Rent.

     (c) If Subtenant occupies the Subpremises for less than a full calendar year during the first or last calendar years of the term hereof, Subtenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which Subtenant occupied the Premises (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses. Subtenant shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

     (d) Sublandlord's failure during the Lease term to prepare and deliver any statement or bills, or Sublandlord's failure to make a demand under this Section or under any other provision of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Section during the term of this Sublease, except as otherwise specifically set forth in this Sublease. Subtenant's liability for all additional rent due under this Section 3A shall survive the expiration or earlier termination of this Sublease.

     (e) At its sole cost and expense, Subtenant shall have the right, to be exercised within ninety (90) days following receipt of Sublandlord's statement, to have an independent auditor review Sublandlord's actual operating expenses during regular business hours. Notice of such an audit shall be given in writing to Sublandlord at least ten (10) days prior to such audit. If the audit reveals that the actual Operating Expenses due for any given year was less than the amount paid by Subtenant, Sublandlord agrees to pay such excess to Subtenant.

     4.   Additional Rent.
          ---------------

               (a) All amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, Base Rent and any additional rent required by the terms hereof, shall be deemed to constitute rent and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein, in the Lease, at law or in equity for non-payment of rent.

               (b) Subtenant's obligation to pay additional rent hereunder shall be on account of the period from and after the Rent Commencement Date and shall survive the Expiration Date or sooner termination of the Term.

               (c) The items of additional rent as provided in this Agreement of Sublease shall be billed to Subtenant by Sublandlord (whether or not such items have been incurred by the time of billing) within thirty (30) days of incursion by Sublandlord. Subtenant shall have thirty (30) days after receipt of such statement to reimburse Sublandlord for these costs.

     5.   Subordination to and Incorporation of Terms of Lease.
          ----------------------------------------------------

          (a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to the matters to which the Lease is or shall be subordinate. Except as otherwise expressly provided in this Sublease, all terms and conditions of the Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Lease and as if the Subpremises being sublet hereby were the Lease Premises demised under the Lease), constitute the terms of this Sublease, except to the extent that they do not relate to the Subpremises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease. Sublandlord and Subtenant acknowledge and agree that Subtenant has reviewed and is familiar with the Lease and Sublandlord hereby represents that the copy delivered to Subtenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy of such Lease and that the Lease represents the entire agreement between Sublandlord and Landlord with respect to the lease of the Premises. Sublandlord also represents that (i) there is no default, or any condition which with the passage of time or the giving of notice, or both, would constitute a default, on the part of either party to the Lease, (ii) Sublandlord has not assigned, encumbered or otherwise transferred any interest of Tenant under the Lease, and (iii) the Commencement Date of the Lease was September 1, 1997 and the scheduled expiration date of the Lease is August 31, 2007.

          (b) In the event of a default by Sublandlord, as Tenant under the Lease, resulting in the termination, reentry or dispossession thereunder, Landlord may, at its option, and Sublandlord shall use reasonable efforts to cause Landlord to, take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant hereunder shall, at the option of the Landlord, attorn to and recognize Landlord as Sublandlord hereunder except that Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset, not expressly provided for in this Sublease, which theretofore accrued to Subtenant against Sublandlord, or
(iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's rent, and shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of such Lease, to terminate this Sublease or surrender possession of the Subpremises.

     6.   Care, Surrender and Restoration of the Subpremises.
          --------------------------------------------------

          (a) Without limiting any other provision of this Sublease or the Lease, Subtenant shall take good care of the Subpremises, suffer no waste or injury thereto and shall comply with all those laws, orders and regulations applicable to the Subpremises, the Building and Subtenant's use or manner of use thereof, which are imposed on Sublandlord, as Tenant under the Lease, in connection with the Subpremises and the Building.

          (b) Sublandlord shall be responsible to maintain common areas, building-wide systems and the roof membrane of the Building. In the event one of the foregoing require repair, Sublandlord shall be responsible for such repair, provided that Subtenant notifies Sublandlord as soon as practicable. Sublandlord agrees to such repair request respond within a reasonable time. Notwithstanding the foregoing, Subtenant covenants and agrees that it will repair promptly at its own expense any damage to the Subpremises arising out of or from its occupancy of the Subpremises.

          (c) Upon the Expiration Date or sooner termination of the Term, Subtenant shall quit and surrender the Subpremises to Sublandlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted, and Subtenant shall remove all of its property. If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day. Subtenant shall observe and perform the covenants herein stated and Subtenant's obligations hereunder shall survive the Expiration Date or sooner termination of the Term.

     7.   Use.  Subtenant shall use and occupy the Subpremises for office,
          ---
storage and distribution purposes, other related legal uses, and for no other purpose. Subtenant shall have access to the Subpremises seven days a week, 24 hours a day and shall comply with Sublandlord's security systems relating to the Building.

     8.   Subtenant's Obligations.   Except as otherwise specifically provided
          -----------------------
herein, all acts to be performed and all of the terms and conditions to be observed by and inuring to the benefit of, Sublandlord, as Tenant under the Lease of the Premises, shall be performed, and observed by, and shall inure to the benefit of, Subtenant, and Subtenant's obligations shall run to Sublandlord as appropriate or required by the respective interests of Sublandlord and Landlord. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all liabilities, obligations, damages, penalties, claims, costs, expenses and liabilities (including, but not limited to, reasonable attorneys' fees and disbursements) paid, suffered or incurred by Sublandlord as a result of the nonperformance or non-observance by Subtenant, Subtenant's agents, contractors, employees, invitees or licensees of any such terms and conditions contained in the Lease. In furtherance of the foregoing, Subtenant shall not (i) do or permit to be done anything prohibited to Sublandlord as Tenant under the Lease, or (ii) take any action or do or permit anything which would result in any additional cost or other liability to Sublandlord under the Lease and/or this Sublease. In the event of any inconsistency between the Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions on, Subtenant, shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be, or (ii) if it relates to any other matter, the Lease shall govern.

     9.   Landlord's Obligations.  Anything contained in this Sublease or in
          ----------------------
the Lease to the contrary notwithstanding, Landlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Landlord has agreed to make or provide, or cause to be made or provided, under the Lease, and Subtenant shall rely upon, and look solely to, Sublandlord for the provision or making thereof.

Except as may result from a default of Sublandlord from its obligations specified in the preceding sentence, Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be impaired or abated by reason of (i) the failure of Landlord to keep, observe or perform its obligations pursuant to the Lease, or (ii) the acts or omissions of Landlord and each of its agents, contractors, servants, employees, invitees or licensees.

     10.  Covenants with respect to the Lease.  Subtenant covenants and agrees
          -----------------------------------
that Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease as to cause there to be a default under the Lease.

     11.  Broker.  Sublandlord and Subtenant represent and warrant to each
          ------
other that they have not dealt with any broker in connection with this Sublease other than Cushman & Wakefield of California, Inc. by Sublandlord and Wayne Mascia Associates by Subtenant. Sublandlord shall be responsible for the brokerage commissions of Cushman & Wakefield of California, Inc., pursuant to the terms of a brokerage agreement, and Cushman & Wakefield shall be responsible for any payment to Wayne Mascia Associates. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, any claim on, or liability to, any other broker or any other party with whom Subtenant shall have dealt in connection with this transaction and Sublease.

     12.  [INTENTIONALLY OMITTED]

     13.  Indemnification.
          ---------------

          13.1  Indemnification of Sublandlord and Subtenant.
                --------------------------------------------

               (a) Subtenant shall indemnify, defend with competent and experienced counsel and hold harmless Sublandlord, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Subtenant, its agents, employees, representatives or contractors, except to the extent covered by insurance required to be carried by Sublandlord hereunder.

               (b) Sublandlord shall indemnify, defend with competent and experienced counsel and hold harmless Subtenant from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Sublandlord, its agents, employees, representatives or contractors, except to the extent covered by insurance required to be carried by Subtenant hereunder.

               (c) The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or, at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

               (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (A) the negligence (either sole or concurrent) of either party or (B) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Landlord shall be deemed to constitute direct damages of such party.

          13.2  Indemnification by Subtenant of Sublandlord and Landlord.
                --------------------------------------------------------
Subtenant agrees to defend, save harmless and indemnify Sublandlord, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees, and Landlord to the same extent as Sublandlord is required to do so under the provisions of the Lease; provided, however, that all references therein, to (i) "Lessee" shall be replaced with "Subtenant" and (ii) "Premises" shall be replaced with "Subpremises".

          13.3  Survival.  The provisions of this Section shall survive the
                --------
expiration or earlier termination of this Sublease.

     14.  Quiet Enjoyment.  As long as Subtenant pays all of the Base Rent and
          ---------------
Additional Rent due hereunder and otherwise performs and observes all of the obligations, terms and conditions contained herein and in the Lease as herein incorporated, Subtenant shall peaceably and quietly have, hold and enjoy the Subpremises, subject to Section 15 below.

     15.  Termination of Lease.   If for any reason the term of the Lease is
          --------------------
terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and neither Sublandlord nor Landlord shall be liable to Subtenant by reason thereof. Notwithstanding the foregoing, if the termination of the Lease does not result in the termination of this Sublease by reason of Subtenant's attornment to, and recognition of, Landlord as landlord hereunder in accordance with the provisions of Section 5(b) hereof, Sublandlord shall not be liable to Subtenant hereunder for damages or otherwise, and Sublandlord's obligation to Subtenant shall be limited to returning to Subtenant a portion of any rent paid in advance by Subtenant, if any, prorated as of the date of such termination.

     16.  Modification of Lease.  For the purposes of this Sublease, in all
          ---------------------
provisions of the Lease requiring the approval, consent or notification of the Landlord, Subtenant shall be required to obtain the approval or consent of, or give notice to both Landlord and Sublandlord.

     17.  Consents.  Sublandlord's refusal to consent to or approve any matter
          --------
or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Lease, as incorporated herein, shall be deemed reasonable if Landlord has refused or failed to give its consent or approval to such matter or thing.

     18.  Condition of the Subpremises; Subtenant's Changes.
          -------------------------------------------------

          (a) Subtenant represents it has made a thorough examination of the Subpremises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord except as set forth in this Lease, or anyone acting or purporting to act on behalf of Sublandlord, as to the present or future conditions of the Subpremises or the appurtenances thereto or any improvements therein or of the Building. Sublandlord represents that upon commencement of this Sublease, the roof, HVAC systems, electric and plumbing systems, the parking lot and the lighting systems will be in good working conditions.

          (b) Notwithstanding anything to the contrary contained in the Lease, Subtenant shall not make any changes to the Subpremises whatsoever, including, without limitation, structural or non-structural changes, without the prior written consent of Sublandlord and Landlord. All permitted alterations or additions shall be constructed in accordance with the requirements of the Lease.

     19.  Assignment and Subletting.  Subtenant, for itself, its successors and
          -------------------------
assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Subpremises. Any purported assignment, pledge, encumbrance or sublease by Subtenant shall be void and of no force or effect and shall constitute a default by Subtenant hereunder. Subject to complying with the provisions of the Lease, Sublandlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublandlord's interest in and to the Lease.

     20.  Insurance.
          ---------

          (a) Subtenant agrees to maintain in responsible companies qualified to do business, and in good standing, in California (i) public liability insurance covering the Subpremises insuring Landlord and Sublandlord as well as Subtenant (to the extent of Subtenant's negligence) with limits which shall be equal to those required to be maintained by Sublandlord under the Lease, and naming Sublandlord and Landlord as additional insureds, (ii) Worker's Compensation Insurance with statutory limits covering all of Subtenant's employees working in the Subpremises, and (iii) Commercial All-Risk Property Insurance written on an all risk of loss form, and on a replacement cost basis, covering Subtenant's personal property and leasehold improvements. Subtenant shall deposit promptly with Sublandlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after thirty (30) days written notice to both Sublandlord and Landlord. Subtenant shall pay all premiums and charges for such insurance, and if Subtenant shall fail to obtain such insurance, Sublandlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Subtenant to Sublandlord upon Sublandlord's demand therefor, shall be deemed Additional Rent and shall be collectible by Sublandlord in the same manner and with the same remedies as though said sums were Additional Rent reserved hereunder.

          (b) Subtenant acknowledges that Sublandlord will not carry any insurance in favor of Subtenant, and that neither Landlord nor Sublandlord will carry insurance on Subtenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Subtenant in or about the Subpremises.

     21.  Waiver of Subrogation.
          ---------------------

          (a) Anything in Section 20 of this Sublease to the contrary notwithstanding, Sublandlord and Subtenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, any fire or extended coverage insurance policy obtained by it and covering the Subpremises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees. If, and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided herein, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

          (b) Subject to the provisions of this Section 21, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty.

     22.  End of Term.  If Subtenant shall remain in possession of the
          -----------
Subpremises or any part thereof after the expiration or prior termination of the Term hereof, the parties agree that no such holding over by Tenant shall operate to extend or renew this Sublease, and that any such holding over shall be construed as a tenancy-at-will as per Section 17 of the Lease when such holding over shall have commenced, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Subtenant further agrees to pay to Sublandlord any additional amounts payable by Sublandlord to Landlord under the Lease by reason of any such holding over by Subtenant

     23.  Default.
          -------

          (a) In the event that Subtenant shall default in the payment of Annual Fixed Rent, Additional Rent or any other charge payable hereunder, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Landlord under the Lease with respect to defaults by Sublandlord as Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall have all of the obligations of the Tenant under the Lease with respect to such default or defaults.

          (b) In the event of a default by Subtenant in the performance of any of its non-monetary obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Lease provided, at any time thereafter, give written notice to Subtenant that if such default is not cured, or the cure not commenced, within twenty (20) days after receipt of such notice by Subtenant, and if so commenced is not thereafter pursued diligently to completion, Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees promptly to reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided, however, that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublandlord's interest under the Lease or to prevent injury or damage to persons or property.

     24.  Destruction, Fire and other Casualty.  If the whole or any part of the
          ------------------------------------
Subpremises or the Building shall be damaged by fire or other casualty and the Lease is not terminated on account thereof by either Sublandlord or Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect and Base Rent and Additional Rent shall not abate except to the extent Base Rent and Additional Rent for the Subpremises shall abate under the terms of the Lease.

     25.  Notices.
          -------

          (a) Whenever, by the terms of this Sublease, notice demand or other communication shall or may be given to either party, the same shall be in writing and address as follows:

               If to Sublandlord:  Real Estate Manager
                                   Building 81-06
                                   AMP Incorporated
                                   P.O. Box 3608
                                   Harrisburg, PA  17105-3608

                                   Legal Department
                                   AMP Incorporated
                                   Building 176-41
                                   P.O. Box 3608
                                   Harrisburg, PA  17105-3608

               If to Landlord:     Marie A. Batton, Trustee
                                   1190 East Meadow Drive
                                   Palo Alto, CA  94303

               Copy to:            David L. Fletcher
                                   Attorney at Law
                                   6262 N. Swan Road, Suite 185
                                   Tucson, AZ  85718

               If to Subtenant:    Sreekanth Ravi
                                   Sonic Systems, Inc.
                                   5400 Betsy Ross Drive
                                   Santa Clara, CA  95054

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

               (b) Each party hereunder shall promptly furnish the other with copies of all notices, requests, demands or other communications which relate to the Subpremises or the use or occupancy thereof after receipt of the same from Landlord or others.

     25.  Sublease Conditional Upon Certain Consents.  Sublandlord and Subtenant
          ------------------------------------------
each acknowledge and agree that this Sublease is subject to Sublandlord's obtaining the unconditional consent of Landlord in accordance with the terms of the Lease, and that if such consent shall not be obtained, or condition waived, within fifteen (15) days of the date hereof, then this Sublease shall be deemed canceled and terminated and neither of the parties hereto shall have any liability to the other.

     26.  Security Deposit.  Subtenant shall deposit with Sublandlord, upon the
          ----------------
completion, execution and delivery of this Sublease, the sum of Twenty Thousand Eight Hundred Fifteen Dollars ($20,815.00) to be held by Sublandlord, without obligation to pay interest thereon, as security for Subtenant's covenant to pay the rental herein reserved and for the keeping and performance of all other covenants and obligations required to be kept or performed by Subtenant under the terms and provisions of the Sublease. In the event of any default on the part of Subtenant in the payment of said rental, or in the keeping of performance of any of the other covenants required to be kept or performed by Subtenant, Sublandlord shall have the right, but not the obligation, to apply said security deposit, or any portion thereof, to cure such default. In the event the security is reduced by reason of such application, then within five
(5) days after written notice thereof from Sublandlord, Subtenant shall deposit with Sublandlord such sum as may be necessary to restore the security deposit to the original amount. In the absence of any default on the part of the Subtenant, Sublandlord shall repay the said security deposit without deduction to Subtenant promptly upon the termination of this Lease, but if the security deposit has been reduced to cure any default on the part of Subtenant, and has not been restored to its original amount, the remainder of the security deposit if any, shall be promptly paid to Subtenant upon termination of this Lease.

     27.  Subtenant Authority.  Subtenant is a duly organized and validly
          -------------------
existing corporation in good standing under the laws of the California and is duly and legally qualified to do business as a corporation and has powers adequate for the execution, delivery and performance of its obligations under the Sublease and for carrying on the business now conducted or proposed to be conducted by it. Subtenant has taken all necessary corporate action required to make the Sublease the legal, valid and binding obligations they purport to be. The Sublease is in full force and effect and is a legal, valid and binding obligation of the Subtenant and, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general equitable principles, is enforceable in accordance with its terms.

     28.  Miscellaneous.
          -------------

          (a) This Sublease may not be extended, renewed, terminated, or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

          (b) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

          (c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

          (d) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the California.

          (e) No delay or omission on the part of either party to this Sublease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

          (f) Any and all rights and remedies which either party may have under this Sublease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

          (g) If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law. Section headings and the organization of this Sublease are for descriptive purposes only and shall not control or after the meaning of this Sublease.

          (h) This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

                                   SUBLANDLORD:
                                   AMP Incorporated



                                   By:  /s/ Robert Ripp
                                        -------------------------------
                                        R. Ripp
                                        Chairman & CEO

                                   SUBTENANT:
                                   Sonic Systems, Inc.


                                   By:  /s/ Sreekanth Ravi
                                        -------------------------------
                                   Name:    Sreekanth Ravi
                                        -------------------------------
                                   Title:   President/CEO
                                         ------------------------------

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